UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

New Oriental Education & Technology Group Inc.

(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

No. 6 Hai Dian Zhong Street, 9th Floor

Haidian District, Beijing 100080

People’s Republic of China

(8610) 6260-5566

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
American depositary shares, each representing four common shares	New York Stock Exchange, Inc.

Common shares, par value $0.01 per share	New York Stock Exchange, Inc.*

*	Application to be made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to requirements of the Securities and Exchange Commission.

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☑

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-136825

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the securities to be registered will be contained in a prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-136825) relating to such securities, to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to Rule 424(b), the “Prospectus”). The description of the securities contained in the Prospectus is hereby incorporated by reference into this Form 8-A. Copies of such description will be filed with the New York Stock Exchange, Inc.

Item 2. Exhibits.

The securities being registered hereby are to be registered on an exchange on which no other securities of the Registrant are registered. The necessary exhibits will be supplied to the New York Stock Exchange, Inc. and are not filed with or incorporated by reference to this Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

NEW ORIENTAL EDUCATION & TECHNOLOGY GROUP INC.

By:	/s/ Michael Minhong Yu
Name:	Michael Minhong Yu
Title:	Chairman and Chief Executive Officer

Dated: August 23, 2006